Exhibit 10.4

WAIVER AND WARRANT AGREEMENT

This Waiver and Warrant Agreement (“Waiver Agreement”) is entered this 26th day of March 2020 and is between Danny Cuzick, an individual residing in [city], Arizona (“Shareholder”) and EVO Transportation & Energy Services, lnc. (the “Company”).

WHEREAS, Shareholder has multiple investments in the Company including common stock, notes and preferred stock;

WHEREAS, Shareholder is a party to a Subscription Agreement dated March 24,2020 (“Subscription Agreement”) between Shareholder and the Company wherein Shareholder invested an additional $3,000,000 in the Company’s Series B Preferred Stock;

WHEREAS, Section 1(c) of the Subscription Agreement provides a Put Right in favor of Shareholder to require the Company to pay up to 50% of the amount of the USPS Reimbursement (as such term is defined in the Subscription Agreement) to Cuzick in redemption of Shares (as defined in the Subscription Agreement) at $3.00 per share; and

WHEREAS, Shareholder and the Company have determined it is in the best interests of the Company to seek a waiver of the Put Right on such terms as it may agree with Shareholder;

NOW THEREFORE, in consideration of the foregoing mutual premises, the terms contained herein and other good and valuable consideration the sufficiency of which is hereby acknowledged, Shareholder and the Company agree as follows:

1. Waiver. Shareholder hereby fully waives and rescinds any put right accorded to him by virtue of the Subscription Agreement;

2. Warrants. As compensation to Shareholder for waiving the put right set forth in the Subscription Agreement, the Company hereby agrees to issue to Shareholder a warrant for the purchase of 3,250,000 of the Company’s shares of common stock at $2.50 per share with such warrant substantially in the form of the warrant issued to Antara Capital Master Fund LP on February 27,2020.

IN WITNESS WHEREOF, the parties have executed this Warrant Agreement as of March 27, 2020.

EVO TRANSPORTATION & ENERGY SERVICES, INC.		SHAREHOLDER

By:	/s/ Thomas J. Abood	By:	/s/ Danny Cuzick
Name:	Thomas J. Abood	Name:	Danny Cuzick
Title:	Chief Executive Officer